UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2006, Boston Properties, Inc. (or the “Company”), the general partner of Boston Properties Limited Partnership, announced that it is in discussions regarding the possible sale of two of its core office properties located in New York City. The Company anticipates that these properties could generate gross sale proceeds in excess of $2 billion in the aggregate. To the extent one or both of these properties are sold, the Company currently expects that it would distribute at least the amount of proceeds necessary to avoid paying a corporate level tax on the applicable gains realized from the sale of the assets, estimated to be in excess of $1 billion. The Company intends to use the remaining net proceeds from the sale of these assets to fund attractive development opportunities or asset acquisitions, reduce outstanding indebtedness, repurchase shares of common stock, declare a special dividend or retain cash for future investment opportunities.

The Company has not yet entered into a contract for the sale of these assets, and there can be no assurances that these assets will in fact be sold or, if sold, what the gross proceeds from the sale would be. The Company intends to update its earnings guidance to reflect the sale of any of the Company’s assets, the use of proceeds from such sales, and related factors that affect the Company’s results of operations at the appropriate time. A copy of the Company’s press release, dated March 30, 2006, relating to these sale discussions is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Private Securities Litigation Reform Act of 1995. This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward- looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to sell properties on favorable terms or at all, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the effects of acquisitions and dispositions, including possible impairment charges, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward- looking statement whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 30, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Boston Properties, Inc. dated March 30, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., it’s General Partner

Date: March 30, 2006

By: /s/ Douglas T. Linde

        Douglas T. Linde

        Executive Vice President &

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 30, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Boston Properties, Inc. dated March 30, 2006).